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                                                                       Exhibit 2


                            CHURCH & DWIGHT CO., INC.
                              PUT & CALL AGREEMENT


         THIS PUT & CALL AGREEMENT (this "AGREEMENT") is made as of the 14th day of June 2000, by and between Frederick R. Adler ("ADLER") and Church & Dwight Co., Inc., a Delaware corporation ("CHD").

         WHEREAS, USA Detergents, Inc., a Delaware corporation ("USAD"), and CHD are concurrently entering into a Limited Liability Company Operating Agreement (the "JOINT VENTURE AGREEMENT");

         WHEREAS, the Board of Directors of each of USAD and CHD has determined that the Joint Venture Agreement and the transactions contemplated thereby are in the best interests of their respective stockholders; and

         WHEREAS, this Agreement is one of the conditions to USAD being willing to enter into the Joint Venture Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

         1. DEFINITIONS.

            (a) "ADLER SHARES" means all shares of Common Stock owned beneficially or of record by Adler other than the 1,071,428 shares of Common Stock to be sold by Adler to CHD under that certain Stock Purchase Agreement, dated as of the date hereof, by and among Adler, USAD and CHD, comprised of 704,255 shares. Adler Shares shall not include the aggregate of 353,500 shares of Common Stock that may be acquired by Adler or persons related to Adler upon the exercise of outstanding stock options and warrants.

            (b) "CALL DATE" means the Effective Date of the Joint Venture Agreement; provided that the Effective Date occurs on or before January 1, 2001.

            (c) "COMMON STOCK" means the common stock of USAD.

            (d) "PUT DATE" means the date that the Call Right (as defined in Section 2(a)) terminates without being exercised in full.

            (e) "PUT/CALL PRICE" means $7.00 per share of Common Stock.

         2. GRANT OF PUT AND CALL RIGHTS.

            (a) Grant of Call Right. Adler hereby irrevocably grants to CHD the right and option (the "CALL RIGHT"), exercisable by CHD in its sole and absolute discretion, to cause and irrevocably require Adler to sell all or any portion of the Adler Shares (including any accrued but unpaid dividends and all other rights and privileges pertaining or attached thereto) at the Put/Call

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Price. The Call Right may be assigned by CHD to any affiliate of CHD. The Call
Right will automatically terminate 30 days after the Call Date.

            (b) Grant of Put Right. CHD hereby irrevocably grants to Adler the right and option (the "PUT RIGHT"), exercisable by Adler in his sole and absolute discretion, to cause and irrevocably require CHD to purchase all (but not less than all) of the Adler Shares owned beneficially and of record by Adler and not purchased by CHD pursuant to the Call Right (including any accrued but unpaid dividends and all other rights and privileges pertaining or attached thereto) (the "PUT SHARES") for a purchase price equal to the Put/Call Price. The Put Right will automatically terminate 30 days after the Put Date.

         3. EXERCISE OF CALL AND PUT RIGHTS.

            (a) Exercise of Call Right. At any time within thirty (30) days after the Call Date, CHD may exercise the Call Right and purchase from Adler, and Adler shall sell to CHD, the Adler Shares (or any portion thereof) by providing Adler with an irrevocable written notice (the "CALL NOTICE") of its intention to exercise the Call Right. The Call Notice must state the exact number of Adler Shares to be purchased by CHD (the "CALL SHARES") and the date on which the purchase will occur, which date shall not be less than five (5) nor more than ten (10) business days after the date of the Call Notice (the "CALL CLOSING DATE"). Thereafter, Adler shall sell the Call Shares to CHD, and CHD shall purchase from Adler the Call Shares for an aggregate purchase price equal to (i) the Put/Call Price multiplied by (ii) the exact number of Call Shares being purchased by CHD. The aggregate purchase price will be payable by CHD in full at the Call Closing Date in immediately available funds by wire transfer to such account or accounts of Adler as he may designate at least three (3) business days prior to the Call Closing Date.

            (b) Exercise of Adler Put Right. At any time within thirty (30) days after the Put Date, Adler may exercise the Put Right and sell to CHD, and CHD shall purchase from Adler, the Put Shares by providing CHD with an irrevocable written notice (the "PUT NOTICE") of his intention to exercise the Put Right. The Put Notice must state the date on which the sale will occur, which date shall not be less than five (5) nor more than ten (10) business days after the date of the Put Notice (the "PUT CLOSING DATE"). Thereafter, CHD shall purchase from Adler, and Adler shall sell to CHD, the Put Shares for an aggregate purchase price equal to (i) the Put/Call Price multiplied by (ii) the number of Put Shares being sold by Adler. The aggregate purchase price will be payable by CHD in full at the Put Closing Date in immediately available funds by wire transfer to the account or accounts of Adler as Adler may designate at least three (3) business days prior to the Put Closing Date.

         4. DELIVERY OF ADLER SHARES. At any closing of either a Put Right or a Call Right, and in exchange for payment of the appropriate aggregate purchase price therefor, Adler shall deliver to CHD endorsed share certificates or executed stock powers and other good and sufficient instruments of transfer as CHD may reasonably require to vest effectively in CHD good and valid title to the Put Shares or Call Shares, as applicable, free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person.

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         5. REPRESENTATIONS AND WARRANTIES OF ADLER. Adler hereby represents and warrants to CHD as follows:

            (a) Ownership of Adler Shares. He is the beneficial and record owned of the Adler Shares. All of the Adler Shares are free and clear of any lien, encumbrance, charge or claim whatsoever. When any of the Adler Shares are sold and delivered to CHD in compliance with the provisions of this Agreement, CHD will be vested with good and valid title to such Adler Shares, free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person (except such as exists as a result of actions taken by CHD).

            (b) Authority. He has full power and authority to execute and deliver this Agreement and to perform of all of his obligations hereunder. This Agreement constitutes his valid and legally binding obligation enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors (the "Bankruptcy Exception").

            (c) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated hereby will not result, to his knowledge, in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any instrument, judgment, order, writ, decree or contract to which he is a party or by which he is bound or of any provision of any federal or state statute, rule or regulation applicable to him.

         6. REPRESENTATIONS AND WARRANTIES OF CHD. CHD hereby represents and warrants to Adler that:

            (a) Authorization. All corporate action on the part of CHD and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all of CHD's obligations hereunder have been taken. This Agreement constitutes CHD's valid and legally binding obligation enforceable in accordance with its terms, subject to the Bankruptcy Exception.

            (b) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated hereby will not result, to CHD's knowledge, in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of any federal or state statute, rule or regulation applicable to it.

            (c) Purchase Entirely for Own Account. The Adler Shares to be received by CHD upon exercise of either the Put Right or the Call Right will be acquired for investment for CHD's own account, not with a view to the distribution of any part thereof, and CHD has no present intention of selling, granting any participation in, or otherwise distributing the same. CHD does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Adler Shares.

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            (d) Restricted Securities. CHD understands that the Adler Shares to be received by it upon exercise of either the Put Right or the Call Right are characterized as "restricted securities" under the federal securities laws inasmuch as such securities are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold in the absence of an effective registration statement covering the Adler Shares or an exemption from registration. CHD is familiar with SEC Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the federal securities laws.

            (e) Legend. CHD understands that the certificates evidencing the Adler Shares may bear a legend in substantially the form as follows:

 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE RESOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN
THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES
 UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO USA DETERGENTS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT
                   TO RULE 144 OF THE SECURITIES ACT OF 1933.

         7. EFFECT OF TRANSFERS.

            (a) Survival of Put Right and Call Right. The Put Right and the Call Right set forth in this Agreement are effectively attached to the Adler Shares and may not be terminated with respect to the Adler Shares or as a result of any transfer or assignment of any of the Adler Shares. As a result thereof, any subsequent holder or holders of any Adler Shares shall enjoy the benefits of and bear the burdens of the Put Right and Call Right set forth herein.

            (b) Rights Legend. The certificates evidencing the Adler Shares will bear a legend referencing this Agreement and the applicability of the Put Right and the Call Right contained herein. Any transferee of the Adler Shares shall, as a condition to such transfer, execute and deliver an agreement in form reasonably satisfactory to all parties to this Agreement providing that such transferee agrees to be bound by the provisions set forth herein.

         8. SPECIFIC PERFORMANCE. Each party hereby acknowledges that irreparable harm and significant injury would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such harm and injury would be difficult to ascertain and would not be adequately compensable by damages alone. Accordingly, each of the parties hereto will have the right to enforce such provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies the enforcing party may have.

         9. ADLER MARKET STAND-OFF. From the date of this Agreement until five years from the latest of (a) the date of this Agreement, (b) the Put Closing Date or (c) the Call Closing Date, Adler (which for the purposes of this Section 9 shall include investment funds and other investment vehicles over which Adler has sole investment control) will not, either directly or by affirmatively causing another to act on his behalf, purchase, offer to purchase, contract to purchase, obtain any option to purchase or otherwise acquire any shares of Common Stock or any securities exercisable or convertible into or exchangeable for Common Stock; provided,

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however, that Adler shall be permitted to exercise warrants or options for the purchase of Common Stock which exist on the date of this Agreement.

         10. MISCELLANEOUS.

            (a) Survival of Warranties. The warranties, representations and covenants of Adler and CHD contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the Put Closing Date or Call Closing Date.

            (b) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Adler Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

            (c) Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without reference to any choice of law principles.

            (d) Headings and Captions. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            (e) Notices. All notices and other communications required or permitted hereunder will be in writing and will be delivered by facsimile, courier or nationally recognized overnight delivery service addressed as follows:

            If to Adler:
            Venad Administration Services, Inc.
            342 Madison Ave., Suite 807
            New York, New York  10173
            Attention:  Jay S. Nickse, Chief Financial Officer
            Telecopy No.:  212-599-2526

            with a copy to:
            Fulbright & Jaworski L.L.P.
            666 Fifth Avenue
            New York, New York  10103
            Attention:  Warren J. Nimetz
            Facsimile:  212-318-3400

            If to CHD:
            469 North Harrison Street
            Princeton, NJ  08543-5297
            Telecopy No.: (609) 497-7177

            with a copy to:
            Gibson, Dunn & Crutcher LLP
            4 Park Plaza
            Irvine, California  92714
            Attention:  Ronald S. Beard
            Telecopy No.: (949) 475-4730

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            (f) Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to actual attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            (g) Amendments and Waivers. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each affected party.

            (h) Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, is judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, and the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder of this Agreement will have the same force and effect as if such part or parts had never been included herein. Any such finding of invalidity or unenforceability will not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

            (i) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.












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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  ADLER:

                                  /s/ Frederick R. Adler
                                  ----------------------------------
                                  Frederick R. Adler





                                  CHD:

                                  CHURCH & DWIGHT CO., INC.,
                                  A DELAWARE CORPORATION


                                  By:    /s/ R.A. Davies III
                                         --------------------------------------

                                  Name:  Robert A. Davies III
                                         --------------------------------------

                                  Title: President and Chief Executive Officer
                                         --------------------------------------





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